Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of Real Goods Solar, Inc. of our report dated April 30, 2013, relating to the consolidated financial statements of Mercury Energy, Inc. and Subsidiary, as of December 31, 2012 and 2011.

/s/ UHY LLP

New York, New York

January 29, 2014